CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.
                                                                  EXHIBIT 10.6

                               SECOND AMENDMENT TO
                                LICENSE AGREEMENT
                                     M940121
                                   (UNMARKED)

         THIS AMENDMENT is made and is effective this 12th day of June 1996, (the "Effective Date") by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its corporate offices located at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, acting through its offices located at Box 951525, 1106 Ueberroth Bldg, Los Angeles, California 90095-1525, hereinafter referred to as "The Regents," and INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at 816 Kifer Road, Sunnyvale, CA 94086, hereinafter referred to as "IntraBiotics," and amends License Agreement No. M940121, dated April 22, 1994, and the First Amendment to License Agreement M940121, dated July 31, 1995.

                                    RECITALS

         WHEREAS, This second amendment to License Agreement No. M940121 has become necessary as a result of new inventions having been made at IntraBiotics over the past year or so ("IBP Inventions"), which inventions are complementary both to inventions made at UCLA during the same time period [ * ] and to other inventions licensed under this Agreement, (collectively, "UCLA Inventions");

         WHEREAS, IntraBiotics and The Regents wish to combine the subject matter of IBP Inventions with relevant subject matter of UCLA Inventions in joint patent applications, in order to strengthen the patent rights that the parties expect will cover Licensed Products; and

         WHEREAS, IntraBiotics anticipates making additional inventions that will support claims in the joint patent applications, and, because of certain patent provisions governing the filing of continuation-in-part applications, it is to the advantage of both parties that IntraBiotics is a sole owner of the joint patent applications; and

         WHEREAS, The Regents agrees to assign its undivided ownership interest in such joint patent applications to IntraBiotics, so that patent rights covering Licensed Products are strengthened; and

         WHEREAS, The Regents and IntraBiotics agree that the patent rights covering Licensed Products are further strengthened if the patent application under Regents' Patent Rights that describes the inventions in [ * ] is abandoned, and that such inventions are covered in the joint patent applications described above; and

         WHEREAS, as a result of IntraBiotics' contribution to strengthen and broaden patent rights covering Licensed Products, The Regents agrees that for Licensed Products covered only


                                       1.

by the joint patent applications and continuation-in-part applications thereof, IntraBiotics may pay royalties to The Regents that are [ * ] the royalties due for Licensed Products covered by Regents' Patent Rights; and

         WHEREAS, the UCLA Inventions were developed with United States Government funds, and The Regents will grant to the U.S. Government royalty-free nonexclusive licenses to patent rights covering the UCLA Inventions, as required under 35 U.S.C. Section 201-212; and

         WHEREAS, In this Amendment, additions to the original Agreement dated April 22, 1994 will be underlined, as shown, and deletions will be, as shown, in a marked version of the Amendment, and an unmarked version of the Amendment will also be executed by the parties, and the amendments to Appendix A that were made in The First Amendment to License Agreement M940121 on July 3l, 1995 is further amended in this Second Amendment to License Agreement No. M940121.

         NOW, THEREFORE, the parties agree to amend License Agreement No. M940121 as follows.:

1.       DEFINITIONS

         1.1 "REGENTS' PATENT RIGHTS" means patent rights to any subject matter claimed in or covered by the patents and applications listed in Appendix A; any continuing applications thereof including divisions and continuation-in-part applications, but only to the extent that such continuation-in-part applications have claims directed to subject matter enabled and described in the patent applications named above; any patents issuing on said applications or continuing applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix A attached to this Agreement and made a part hereof.

         1.2 "JOINT PATENT RIGHTS" means patent rights to any subject matter claimed in or covered by the patents and applications listed in Appendix B; any continuing applications thereof including divisions and continuation-in-part applications; any patents issuing on said applications or continuing applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix B attached to this Agreement and made a part hereof.

         1.3 "LICENSED PRODUCT" means any article, composition, apparatus, substance, chemical, or any other material covered by Regents' Patent Rights or Joint Patent Rights, or whose manufacture, use or sale would constitute an infringement of any claim within Regents' Patent Rights or Joint Patent Rights, or any service, article, composition, apparatus, chemical, substance, or any other material made, used, or sold for use with or by a Licensed Method.

         1.4 "LICENSED METHOD" means any process or method which is covered by Regents' Patent Rights or Joint Patent Rights or whose use or practice would constitute an infringement of any claim within Regents' Patent Rights or Joint Patent Rights.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         1.5 "FIELD" means medical applications, including all human pharmaceutical (including, therapeutic, prophylactic, disinfectant and preservative), diagnostic and veterinary uses, but specifically excludes [ * ] uses that are not medically related.

         1.6 "AFFILIATE" means any company or other legal entity other than IntraBiotics in whatever country organized, controlling, controlled by or under common control with IntraBiotics. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of IntraBiotics, whether through the ownership of voting securities, by contract or otherwise.

         1.7 "FIRST COMMERCIAL SALE" means the first sale of any Licensed Product by IntraBiotics or its Affiliates, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made, and when governmental approval is not required, the first sale in that country.

         1.8 "NET SALES" means the total amount received by IntraBiotics or its Affiliates from the sale or distribution of Licensed Products less the sum of the following deductions where applicable: cash, trade, or quantity discounts (including Medicaid and other government mandated rebates); sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges and allowances or credits to customers because of rejections or returns. Sales between or among IntraBiotics and its Affiliates or sublicensees shall be excluded from the computation of Net Sales, except where such Affiliates or sublicensees are end users, but Net Sales shall include the subsequent final sales to third parties by such Affiliates or sublicensees.

         1.9  "SUBLICENSE" is defined in Paragraph 4.1.

         1.10 "SUBLICENSEE" means any third party sublicensed by IntraBiotics to make, have made, use or sell one or more Licensed Products or to practice one or more Licensed Methods.

         1.11 "SUBLICENSING INCOME" means consideration received by IntraBiotics under or on account of Sublicenses, such consideration to include payments such as license issue fees, license maintenance fees, and milestone payments, but specifically to exclude equity purchase or royalties on sale or distribution of Licensed Products or the practice of Licensed Methods. Income received by IntraBiotics as payment or reimbursement for research costs or expenses conducted by or for IntraBiotics, including costs or expenses associated with materials, equipment, clinical testing or otherwise, shall not be included in the definition of Sublicensing Income hereunder.

2.       GRANT

         2.1 The Regents hereby grants to IntraBiotics an exclusive license (the "License") under Regents' Patent Rights, in jurisdictions where Regents' Patent Rights exist, to make, have made, use and sell Licensed Products in the Field and to practice Licensed Methods.

         2.2 The Regents hereby assigns to IntraBiotics its undivided interest in Joint Patent Rights (the "Assignment").

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         2.3 The License and the Assignment shall be subject to any overriding obligations to the United States federal government under 35 U.S.C.
Section 201-212.

         2.4 The Regents expressly reserves the right to use Regents' Patent Rights and Joint Patent Rights and associated technology for educational, research and clinical purposes and for any other non-commercial purpose that is not inconsistent with the rights granted to IntraBiotics hereunder.

3.       INTRABIOTICS CONFIDENTIAL INFORMATION

         3.1 During the term of this Agreement, it is contemplated that IntraBiotics will disclose to The Regents proprietary and confidential technology, inventions, technical and business information and the like which are owned or controlled by IntraBiotics or which IntraBiotics is obligated to maintain in confidence and which is designated in writing by IntraBiotics prior to disclosure to The Regents as confidential ("IntraBiotics' Confidential Information"). The Regents agrees to retain such IntraBiotics' Confidential Information in confidence and not to disclose any such IntraBiotics' Confidential Information to a third party without the prior written consent of IntraBiotics and to use such IntraBiotics' Confidential Information only for the purposes of this Agreement. But The Regents need only use the same degree of care which it uses with its own information of like character.

         3.2 The obligation of confidentiality under paragraph 3.1 will not apply to IntraBiotics' Confidential Information which:

                  (a) was known to The Regents or generally known to the public prior to its disclosure hereunder; or,

                  (b) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents; or,

                  (c) is subsequently disclosed to The Regents by a third party having a lawful right to make such disclosure.

         3.3 The Regents shall be permitted to disclose IntraBiotics' Confidential Information if required under the California Public Records Act or if otherwise required by law; provided, however that The Regents shall give IntraBiotics thirty (30) days advance notice, where possible, of any such required disclosure of IntraBiotics' Confidential Information.

         3.4 The obligations of The Regents under this Article 3 shall remain in effect during the term of this Agreement or for five (5) years from the date of IntraBiotics' disclosure to The Regents of IntraBiotics' Confidential Information, whichever is longer.

4.       SUBLICENSEES

         4.1 The Regents also grants to IntraBiotics the right to issue exclusive or nonexclusive sublicenses ("Sublicenses") to third parties to make, have made, use and sell

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Licensed Products and to practice Licensed Methods in the Field in any jurisdiction under which IntraBiotics has exclusive rights under this Agreement. All such Sublicenses shall be subject to the rights of The Regents under this Agreement, with the exception that Sublicensees need not pay the license issue fee provided for in Article 5, or patent costs provided for in Article 8. To the extent that IntraBiotics licenses third parties to make, have made, use and sell Licensed Products and to practice Licensed Methods that are covered solely by Joint Patent Rights, for the purposes of this Agreement, such licenses shall be considered Sublicenses. To the extent applicable, Sublicenses shall also be subject to the rights of the United States federal government under 35 U.S.C.
Section 201-212.

         4.2 IntraBiotics shall pay to The Regents, upon the Net Sales of Licensed Products sold or disposed of by Sublicensees, an earned royalty equal to [ * ] of the royalties received by IntraBiotics from its Sublicensees for products covered by Regents' Patent Rights, and an earned royalty equal to [ * ] for products covered solely by Joint Patent Rights.

         4.3 IntraBiotics shall pay to The Regents [ * ] of all Sublicensing Income. Such payments shall be made quarterly in accordance with the payment schedule described in paragraph 10.3.

         4.4 IntraBiotics shall provide to The Regents a copy of each Sublicense granted by IntraBiotics and a copy of all information submitted to IntraBiotics by Sublicensees relevant to the computation of the payments due from IntraBiotics to The Regents under this Article 4.

         4.5 IntraBiotics shall use its best efforts to write its sublicense agreements so that upon termination of this Agreement for any reason, all outstanding Sublicenses will be assigned to The Regents and will remain in full force and effect under the same terms and conditions with The Regents as the licensor thereunder in the stead of IntraBiotics, but the duties of The Regents under such assigned Sublicenses shall not be greater than the duties of The Regents under this Agreement.

5.       CONSIDERATION

         5.1 In consideration for the License, IntraBiotics agrees to pay to The Regents a license issue fee of fifty thousand dollars ($50,000) according to the following schedule: [ * ]within thirty (30) days of [ * ] This fee is [ * ] an advance against royalties.

         5.2 For the first Licensed Product to reach the milestones indicated below, IntraBiotics will pay to The Regents the following payments, or, at the option of The Regents and provided that such stock is not publicly traded, IntraBiotics will grant to The Regents preferred stock in IntraBiotics equal in value to the below mentioned figures as determined by IntraBiotics' most recent sale, in an arms length transaction, of the same class of stock to its private investors, within thirty (30) days of reaching the milestones:

                  (a) [ * ] upon the filing of an [ * ]; and

                  (b) [ * ] either upon the [ * ], or upon filing an [ * ], whichever comes first; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                  (c) [ * ] upon [ * ].

6.       ROYALTIES

         6.1 For Licensed Products covered by Regents' Patent Rights, IntraBiotics shall pay to The Regents for sale of such Licensed Products in the Field sold by IntraBiotics or its Affiliates, an earned royalty of [ * ].

         6.2 The royalties payable pursuant to Paragraph 6.1 (and not those payable under Paragraph 4.2) shall be reduced (but in no event to less than [ * ]) by amounts equal to [ * ] the sum of royalties, if any, payable to third parties with respect to Net Sales of Licensed Products, unless such third party royalties result from a combination package as described below, in which case no third party deductions shall be allowed hereunder.

         6.3 For Licensed Products covered by Joint Patent Rights but not covered by Regents' Patent Rights, IntraBiotics shall pay to The Regents for sale of such Licensed Products in the Field sold by IntraBiotics or its Affiliates, an earned royalty of [ * ].

         6.4 In the event a Licensed Product is sold in a combination package with one or more other products not covered by Regents' Patent Rights or Joint Patent Rights, or is sold as part of a single product containing such other products, for purposes of calculating earned royalties on such package, Net Sales will be calculated by multiplying the Net Sales of such package by the fraction A/(A+B), where A is the gross selling price of the Licensed Products when sold separately and B is the gross selling price of the other products(s) when sold separately. In no event will the Net Sales of the Licensed Product in such a combination package be less than the Net Sales of the Licensed Product when sold separately. In the event that the Licensed Products are sold in a combination package and there have been no separate sales of a Licensed Product but there have been separate sales of the other product(s) in the combination package, Net Sales shall be the difference between the gross selling price of the combination package and that of the other product(s), irrespective of how IntraBiotics may invoice the selling price of such combination package. In the event that neither the Licensed Product nor the other product or products contained in a combination package have had separate sales, Net Sales will be calculated by multiplying the Net Sales of the combination product by the fraction A/(A+B), where A is the fully burdened manufacturing cost of the Licensed Product and B is the fully burdened manufacturing cost of other products contained in a combination package.

         6.5 Paragraphs 1.1, 1.2, 1.3, 1.4 and 1.5 define Regents' Patent Rights, Joint Patent Rights, Licensed Products, Licensed Methods and the
Field so that royalties shall be payable on a country by country basis on products covered by pending patent applications and issued patents. If patents have not issued before the First Commercial Sale, earned royalties on the sale of Licensed Products shall accrue for seventeen (17) years or, when patent(s) are extended under the Drug Price Competition and Patent Term Restoration Act of 1984 or by other acts of law, for seventeen years plus the term of the extension. If patents have issued before the First Commercial Sale, earned royalties on the sale of Licensed Products shall accrue for [ * ] , respectively. The term of earned royalties due The Regents on the sale of Licensed Products covered under Regents' Patent Rights shall be

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

independent of the term of earned royalties due The Regents on the sale of Licensed Products covered under Joint Patent Rights.

         6.6 Royalties accruing to The Regents shall be paid to The Regents on a quarterly basis. Each such payment will be for royalties which accrued within the most recently completed calendar quarter and payment shall be made by IntraBiotics within [ * ] of the end of such calendar quarter.

         6.7 All monies due The Regents shall be payable in United States funds collectible in Los Angeles, California. When Licensed Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent United States funds. The exchange rate will be that established by the Bank of America in San Francisco, California on the last day of the reporting period.

         6.8 Any tax for the account of The Regents required to be withheld by IntraBiotics under the laws of any foreign country shall be promptly paid by IntraBiotics for and on behalf of The Regents to the appropriate governmental authority, and IntraBiotics shall use its best efforts to furnish The Regents with proof of payment of such tax. All payments made by IntraBiotics in fulfillment of The Regents' tax liability in any particular country shall be credited against earned royalties or fees due The Regents for that country.

         6.9 If at any time legal restrictions prevent the prompt remittance of part or all royalties by IntraBiotics with respect to any country where a Licensed Product is sold, IntraBiotics shall have the right and option to make such payments by depositing the amount thereof in local currency to The Regents' account in a bank or other depository in such country. If after [ * ] of good-faith efforts by The Regents to recover the monies, the royalties still cannot be returned to the United States, and if IntraBiotics has been able to recover its revenues from Net Sales of Licensed Products, IntraBiotics will be responsible for payment in the United States.

         6.10 In the event that any patent or any claim thereof included within the Regents' Patent Rights or Joint Patent Rights shall be held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such final decision. IntraBiotics shall not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim not involved in such decision.

         6.11 In the event that no patents covering Licensed Products or Licensed Methods have issued in a country after six (6) years from the Effective Date, the royalty obligations under paragraph 6.1 and paragraph 6.3 shall cease in such country until such time as patents covering Licensed Products and Licensed Methods do issue, after which time The Regents shall notify IntraBiotics, and IntraBiotics' payment obligations shall be resumed as of the issue date of the patents.

7.       DUE DILIGENCE

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         7.1 Upon the execution of this Agreement, IntraBiotics, shall diligently proceed with the development, manufacture and sale (collectively referred to as "commercialization") of Licensed Products and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

         7.2 IntraBiotics shall present to The Regents within [ * ] from the Effective Date, a Product Development Plan describing its proposed plans and its estimated timetable for the commercialization of Licensed Products. The Product Development Plan will be maintained confidential pursuant to Article 3, and may be revised from time to time in good faith by IntraBiotics. The Regents must approve any such revision but shall approve such revision if IntraBiotics has demonstrated best efforts to execute the previous Product Development Plan.

         7.3 If IntraBiotics is unable to complete or perform any of the following with respect to the commercialization of Licensed Products:

                  (a) within [ * ] from the date of the original Agreement, April 22, 1994, raise at least [ * ] in capital for the ongoing operations of IntraBiotics;

                  (b) in the first [ * ] from the date of the original Agreement, April 22, 1994, apply a cumulative amount of resources of at least [ * ] toward the development and commercialization of Licensed Products;

                  (c) in each year following the [ * ] from the date of the original Agreement, April 22, 1994, apply an amount of resources of at least [ * ], or [ * ] of IntraBiotics' cumulative expenditures for research or development, including manufacturing scale-up, clinical or related expenses during the same period, whichever is less, toward the development and commercialization of Licensed Products;

                  (d) meet the commercialization milestones as stated in the Product Development Plan; then The Regents shall have the right and option to terminate this Agreement. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant).

         7.4 To exercise its right to terminate this Agreement under Paragraph 7.3, The Regents shall give IntraBiotics written notice of the deficiency. IntraBiotics thereafter shall have [ * ] to cure the deficiency, or to present to The Regents a plan to cure the deficiency, or to request arbitration. If The Regents has not received a written request for arbitration, or satisfactory tangible evidence that the deficiency has been cured by the end of the [ * ] period, or a plan for curing the deficiency that, in the sole judgement of The Regents is acceptable to The Regents, then The Regents may, at its option, terminate this Agreement, amend the grant in Paragraph 2.1 to nonexclusive, or limit the Field to exclude areas for which IntraBiotics has failed to meet any of the above terms by giving written notice to IntraBiotics. These notices shall be subject to Article 20 (Notices).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         7.5 IntraBiotics shall endeavor to obtain all necessary governmental approvals for the commercialization of Licensed Products.

         7.6 IntraBiotics shall have the sole discretion for making all decisions as to how to commercialize Licensed Products.

8.       PATENT FILING, PROSECUTION AND MAINTENANCE

         8.1 The Regents shall file, prosecute and maintain the patents and applications comprising Regents' Patent Rights. Such patents shall be held in the name of The Regents and shall be obtained with counsel of The Regents' choice. The Regents shall provide IntraBiotics with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Regents' Patent Rights. The Regents will give due consideration to any comments or suggestions by IntraBiotics related to patent prosecution, and The Regents will not unreasonably deny a request by IntraBiotics to change patent counsel. The Regents shall be able to take action to preserve rights and minimize costs whether or not IntraBiotics has commented.

         8.2 All reasonable costs incurred beginning on [ * ] and during the term of this Agreement in the preparation, filing, prosecution and maintenance of patent applications and patents in Regents' Patent Rights shall be borne by IntraBiotics.

         8.3 IntraBiotics shall have the right to request patent protection on the Inventions in foreign countries if available and if it so desires. IntraBiotics must notify The Regents within [ * ] of the filing of the corresponding United States application of its decision to obtain foreign patents. This notice concerning foreign filing shall be in writing, must identify the countries desired, and reaffirm IntraBiotics' obligation to underwrite the costs thereof. The absence of such a notice from IntraBiotics to The Regents shall be considered an election not to secure foreign rights.

         8.4 If IntraBiotics elects not to secure foreign patent rights, The Regents shall have the right to file patent applications at its own expense in any country in which IntraBiotics has not elected to secure patent rights, and such applications and resultant patents shall not be subject to this Agreement.

         8.5 IntraBiotics' obligation to underwrite and to pay all United States and foreign patent costs shall continue for so long as this Agreement remains in effect; provided, however, that IntraBiotics may terminate its obligations with respect to any given patent application or patent upon [ * ] written notice to The Regents. The Regents will use its best efforts to curtail patent costs chargeable to IntraBiotics under this Agreement after such a notice is received from IntraBiotics. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, and IntraBiotics shall have no further rights or licenses thereunder.

         8.6 The Regents shall use its best efforts to not allow any Regents' Patent Rights for which IntraBiotics is licensed and is underwriting the costs of to lapse or become abandoned

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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without IntraBiotics authorization or reasonable notice, except for the filing of continuations, divisionals, etc. The Regents shall notify IntraBiotics [ * ] prior to the proposed abandonment. Within [ * ] after receipt of such notice, IntraBiotics must, in writing, either (a) concur in the abandonment or (b) elect to assume responsibility for the prosecution and maintenance of all Patent Rights that The Regents proposes to abandon. Lack of written response to The Regents within [ * ] shall be deemed to constitute concurrence.

         8.7 IntraBiotics shall file, prosecute and maintain the patents and applications comprising Joint Patent Rights. Such patents shall be held in the name of IntraBiotics and shall be obtained with counsel of IntraBiotics choice. IntraBiotics shall provide The Regents with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Joint Patent Rights, in sufficient time for The Regents to consider such documents and provide comments to IntraBiotics. IntraBiotics will give due consideration to any comments or suggestions by The Regents related to patent prosecution, and will accommodate The Regents' request to add claims in prosecution, if such claims would strengthen or broaden patent coverage under Joint Patent Rights.

         8.8 IntraBiotics shall use [ * ] efforts to not allow any Joint Patent Rights to lapse or become abandoned without The Regent's authorization or reasonable notice, except for the filing of continuations, divisionals, etc. IntraBiotics shall notify The Regents [ * ] prior to the proposed abandonment. Within [ * ] after receipt of such notice, The Regents' must, in writing, either
(a) concur in the abandonment or (b) elect to assume responsibility for the prosecution and maintenance of all Joint Patent Rights that IntraBiotics proposes to abandon. Lack of written response to IntraBiotics within [ * ] shall be deemed to constitute concurrence.

         8.9 If IntraBiotics elects not to secure foreign patent rights under Joint Patent Rights, The Regents shall have the right to direct IntraBiotics to file patent applications at the Regents' expense in any country in which IntraBiotics has not elected to secure patent rights, but such applications and resultant patents are still owned by IntraBiotics and shall be subject to this Agreement.

         8.10 The Regents shall cooperate with IntraBiotics in applying for an extension of the term of any patent included within Regents' Patent Rights or Joint Patent Rights, if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984. IntraBiotics shall prepare all such documents, and The Regents agree to execute such documents and to take such additional action as IntraBiotics may reasonably request in connection therewith.

         8.11 IntraBiotics shall have the continuing responsibility to notify The Regents if IntraBiotics or any of its Sublicensees or Affiliates is not a small entity (as defined by the United States Patent and Trademark Office) under the provisions of 35 USC 41 (h).

9.       PATENT INFRINGEMENT

         9.1 In the event that either party learns of the substantial infringement in the Field of any patent in Regents' Patent Rights or Joint Patent Rights, that party shall so inform other party

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

in writing and shall provide reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where IntraBiotics has exclusive rights under this Agreement, neither party will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

         9.2 After notification of The Regents as described in Paragraph 9.1, IntraBiotics may take legal action against the infringement of Joint Patent Rights. In the case of Regents' Patent Rights, IntraBiotics may request that The Regents take legal action against the infringement of Regents' Patent Rights in the Field. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to IntraBiotics. If the infringing activity has not been abated within [ * ] following the effective date of such request, The Regents shall have the right to (a) commence suit on its own account or (b) refuse to participate in such suit. The Regents shall give notice of its election in writing to IntraBiotics by the end of the [ * ] after receiving notice of such request from IntraBiotics. IntraBiotics may thereafter bring suit for patent infringement in its own name, if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where IntraBiotics possesses exclusive rights under this Agreement. However, in the event IntraBiotics elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense. In the case where only Joint Patent Rights are infringed, The Regents must have the consent of IntraBiotics in order to join such suit. IntraBiotics shall have the right to join any such litigation brought by The Regents at IntraBiotics' cost and expense and with counsel of IntraBiotics' choice.

         9.3 Such legal action as is decided upon shall be at the expense of the party on account of whom suit is brought and, with the exception of Paragraph 9.5 herein, all recoveries recovered thereby shall belong to such party; provided, however, that legal action brought jointly by The Regents and IntraBiotics and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

         9.4 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice pursuant to The Regents' determination in any suit brought by IntraBiotics.

         9.5 In the event that IntraBiotics alone shall undertake the enforcement and/or defense of any Regents' Patent Rights or Joint Patent Rights by litigation, any recovery of damages by IntraBiotics for any such suit shall be applied first toward any unreimbursed expenses and legal fees of IntraBiotics relating to the suit. The balance remaining from any such recovery shall be retained by IntraBiotics and IntraBiotics shall pay the Regents [ * ] the applicable royalty on such balance.

10.      PROGRESS AND ROYALTY REPORTS

         10.1 Commencing on July 1, 1994, IntraBiotics shall submit to The Regents semi-annual progress response covering IntraBiotics' activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. These progress reports shall be made for each Licensed Product until the First

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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Commercial Sale and shall be marked confidential and maintained confidentially in accordance with Article 3.

         10.2 IntraBiotics also agrees to report to The Regents in its immediately subsequent progress and royalty report the date of First Commercial Sale.

         10.3 After the First Commercial Sale of a Licensed Product, IntraBiotics will make quarterly royalty reports to The Regents on or before each [ * ] of each year (i.e., within [ * ] from the end of each calendar quarter). Each such royalty report will cover IntraBiotics' most recently completed calendar quarter and will show: (a) the [ * ] of Licensed Products sold by IntraBiotics during the most recently completed calendar quarter, (b) the number of each type of Licensed Product sold; and (c) the royalties payable hereunder with respect to such.

11.      BOOKS AND RECORDS

         11.1 IntraBiotics shall keep books and records accurately showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of The Regents at reasonable times.

         11.2 The fees and expenses of The Regents' representatives performing such an examination shall be borne by The Regents. However, if an error in royalties favoring IntraBiotics of more than [ * ] of the total royalties due for any year is discovered, then the fees and expenses of the representatives shall be borne by IntraBiotics.

12.      LIFE OF THE AGREEMENT

         12.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date recited on page one and shall remain in effect for the life of the last-to-expire patent in Regents' Patent Rights; or until the last patent application licensed under this Agreement is abandoned and no patent in Regents' Patent Rights ever issues, or for seventeen (17) years from the First Commercial Sale, whichever occurs first, after which time IntraBiotics shall have a fully paid up, royalty-free license to Regents' Patent Rights to make, have made, use and sell Licensed Products and to practice Licensed Methods in the Field.

         Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date recited on page one and shall remain in effect for the life of the last-to-expire patent in Joint Patent Rights; or until the last patent application licensed under this Agreement is abandoned and no patent in Joint Patent Rights ever issues, or for seventeen (17) years from the First Commercial Sale, whichever occurs first, after which time IntraBiotics shall have unrestricted, irrevocable ownership of Joint Patent Rights.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

         12.2 Upon termination of this Agreement, IntraBiotics shall have no further right to make, use or sell Licensed Products except as provided for in
Article 15 (Disposition of Licensed Products on Hand Upon Termination).

         12.3 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

            Article 11 Books and Records
            Article 15 Disposition of Licensed Products on Hand upon Termination
            Article 17 Use of Names and Trademarks
            Article 19 Indemnification
            Article 24 Failure to Perform.

13.      TERMINATION BY THE REGENTS

         13.1 If IntraBiotics violates or fails to perform any material term or covenant of this Agreement, then The Regents may give written notice of such default ("Notice of Default") to IntraBiotics. If IntraBiotics fails to repair such default within [ * ] after the effective date of the Notice of Default, The Regents shall have the right to terminate this Agreement and the license of Regents' Patent Rights by a second written notice ("Notice of Termination") to IntraBiotics. In the case where IntraBiotics' default relates to its obligations with respect to Joint Patent Rights, IntraBiotics shall have [ * ] following the Notice of Default to cure the deficiency, or to present to The Regents a plan to cure the deficiency, or to request arbitration. If a Notice of Termination is sent to IntraBiotics, this Agreement shall automatically terminate on the effective date of such notice. Such termination shall not relieve IntraBiotics of its obligation to pay any royalty or license fees owing at the time of such termination and shall not impair any accrued right of The Regents. These notices shall be subject to Article 20 (Notices).

         13.2 In the event of termination by The Regents for failure to meet the requirements of Article 7 (Due Diligence) or in the event of bankruptcy, IntraBiotics shall [ * ] The Regents its [ * ]. Where termination as a result of a breach or default under Paragraph 13.1 is solely due to IntraBiotics' failure to pay fees or royalties (or in the event of an unresolved dispute over such payments), the remedy for such breach or default shall not include IntraBiotics' [ * ] the Regents.

14.      TERMINATION BY INTRABIOTICS

         14.1 IntraBiotics shall have the right at any time to terminate this Agreement in whole or as to any portion of Regents' Patent Rights or Joint Patent Rights by giving notice in writing to The Regents. In the event of termination by IntraBiotics under this Paragraph 14.1, IntraBiotics shall [ * ] The Regents [ * ]. Such notice of termination shall be subject to Article 20 (Notices) and shall be effective [ * ] after the effective date of such notice.

         14.2 Any termination pursuant to Paragraph 14.1 shall not relieve IntraBiotics of any obligation or liability accrued hereunder prior to such termination or rescind anything done by IntraBiotics or any payments made to The Regents hereunder prior to the time such termination

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

becomes effective, and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

15.      DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

         Upon termination of this Agreement, IntraBiotics shall have the right to dispose of all previously made or partially made Licensed Products, but no more, within a period of [ * ]; provided, however, that the sale of such Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports.

16.      PATENT MARKING

         16.1 IntraBiotics agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

17.      USE OF NAMES AND TRADEMARKS

         17.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto or either party's employees (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use of the name, "The Regents of the University of California" or the name of any campus of the University of California is expressly prohibited.

18.      LIMITED WARRANTY

         18.1 The Regents warrants to IntraBiotics that it has the lawful right to grant this license.

         18.2 This License and the associated Inventions are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         18.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION, OR, OR LICENSED PRODUCTS OR THE USE OR THE PRACTICE OF LICENSED METHODS.

         18.4     Nothing in this Agreement shall be construed as:

                  (a) a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights or Joint Patent Rights; or,

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                  (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or,

                  (c) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 7 (Patent Infringement); or,

                  (d) conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights or Joint Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents' Patent Rights or Joint Patent Rights; or,

                  (e) an obligation to furnish any know-how not provided in Regents' Patent Rights or Joint Patent Rights.

19.      INDEMNIFICATION

         19.1 IntraBiotics agrees to indemnify, hold harmless and defend The Regents, its officers, employees, and agents; and the inventors of the patents and patent applications in Regents' Patent Rights and The Regents' inventors named in Joint Patent Rights from and against any and all liability from third parties, including all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of exercise of this license of Regents' Patent Rights and this assignment of Joint Patent Rights.

         19.2 IntraBiotics, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

                  (a)      [ * ]

                  (b)      [ * ]

                  (c)      [ * ]

                  (d)      [ * ]

         19.3 It should be expressly understood, however, that the coverages and limits referred to under Paragraph 19.2 shall not in any way limit the liability of IntraBiotics. Upon written request, IntraBiotics shall furnish The Regents with certificates of insurance evidencing compliance with all requirements. IntraBiotics shall not be required to insure its activities relative to the products' liability risks until commencing use of Licensed Products in human subjects. Such insurance shall:

                  (a) provide for thirty (30) day advance written notice to The Regents of any modification;

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                  (b) indicate that The Regents of the University of California has been endorsed as an Insured under the coverages referred to under Paragraph 19.2; and

                  (c) include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

20.      NOTICES

         20.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to such other address designated by written notice.

                  For IntraBiotics:  INTRABIOTICS PHARMACEUTICALS CORPORATION
                                     816 Kifer Road
                                     Sunnyvale, CA 94086

                                     Attention:      Mr. Kenneth J. Kelley
                                                     Chairman and President

                  For The Regents:   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                     Business Research Partnerships
                                     1106 Ueberroth Building
                                     University of California, Los Angeles
                                     Box 951525
                                     Los Angeles, California 90095-1525

                                     Attention:      Mr. Christopher T. Moulding
                                                     Licensing Associate

21.      ASSIGNABILITY

         21.1 This Agreement is binding upon and shall inure to the benefit of The Regents, its successors and assigns, but shall be personal to IntraBiotics and assignable by IntraBiotics only with [ * ] prior notification to The Regents and provided that the rights and obligations due The Regents under this Agreement are not reduced by any such assignment.

22.      LATE PAYMENTS

         22.1 In the event royalty payments or fees are not received by The Regents when due, IntraBiotics shall pay to The Regents interest charges at a rate per annum of [ * ] simple interest calculated from the date payment was due until actually received by The Regents.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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23.      WAIVER

         23.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

24.      FAILURE TO PERFORM

         24.1 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

25.      GOVERNING LAWS

         THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

26.      FOREIGN GOVERNMENT APPROVAL OR REGISTRATION

         26.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, IntraBiotics shall assume all legal obligations to do so.

27.      EXPORT CONTROL LAWS

         27.1 IntraBiotics shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Expert Administration Regulations.

28.      PREFERENCE FOR UNITED STATES INDUSTRY

         28.1 Because this Agreement grants an exclusive right to a particular use of the Inventions, IntraBiotics agrees that any products embodying these Inventions or produced through the use thereof will be manufactured in the United States to the extent required by 35 U.S.C. ss.201-212.

29.      FORCE MAJEURE

         29.1 The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond their reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

serious labor disputes; and floods, fires, earthquakes, explosions, or other natural disasters. When such events have abated, the parties' respective obligations hereunder shall resume.

30.      ARBITRATION

         30.1 At the request of either party, any controversy or claim arising out of or relating to the diligence provisions or the provisions of paragraph
13.1 of this Agreement related to arbitration shall be settled by arbitration conducted in Los Angeles, California in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the Arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction.

31.      MISCELLANEOUS

         31.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         31.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the dated recited on page one.

         31.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

         31.4 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, except for the Secrecy Agreement dated October 18, 1993, which shall continue to the extent it is not inconsistent with this Agreement.

         31.5 If any provisions contained in this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby, provided that a party's rights under this Agreement are not materially affected. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable, provision, but shall be valid, legal and enforceable.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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         IN WITNESS WHEREOF, both The Regents and IntraBiotics have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

INTRABIOTICS PHARMACEUTICALS, INC.                            THE REGENTS OF THE UNIVERSITY
                                                              OF CALIFORNIA

By:  /s/ Kenneth J. Kelley                                    By:  /s/ Christopher T. Moulding
     ------------------------------------------------              ------------------------------------------------

Name:  Kenneth J. Kelley                                      Name:  Christopher T. Moulding
       ----------------------------------------------                ----------------------------------------------

Title:  President and CEO                                     Title:  Licensing Associate
       ----------------------------------------------                ----------------------------------------------

Date:  June 12, 1996                                          Date:  June 5, 1996
       ----------------------------------------------                ----------------------------------------------

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                   APPENDIX A

                             REGENTS' PATENT RIGHTS
                              UPDATED MAY 28, 1996

[ * ].

[ * ].

[ * ].

[ * ] .

[ * ].

[ * ].

[ * ].

[ * ].

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                             REGENTS' PATENT RIGHTS

                                  DOCKET FORMAT

----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
CASE NO.                DOCKET NO.     FILE DATE   SERIAL NO.     PATENT NO.     ISSUE DATE    COMMENTS
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
US RIGHTS
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]                                                   [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]                                                   [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
FOREIGN RIGHTS
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------
[ * ]                   [ * ]          [ * ]       [ * ]                                       [ * ]
----------------------- -------------- ----------- -------------- -------------- ------------- ------------------------------

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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

                                   APPENDIX B

                               JOINT PATENT RIGHTS
                              UPDATED MAY 23, 1996

[ * ].

Appendix A and Appendix B will be changed and replaced within a few weeks after execution of this 2nd Amendment, to reflect the actual patent documents contained in Regents' Patent Rights and Joint Patent Rights.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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